POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This document hereby revokes in its entirety the Power of Attorney executed November 8th, 2012 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

SIGNATURE AND ACKNOWLEDGMENT:  In witness whereof I have hereunto signed my name on February 27, 2014.

/s/ Bradley J. Skapyak Bradley J. Skapyak	President (Principal Executive Officer)
/s/ James Windels James Windels	Treasurer (Principal Financial and Accounting Officer)
/s/ Joseph S. DiMartino Joseph S. DiMartino	Board Member, Chairman of the Board
/s/ J. Charles Cardona J. Charles Cardona	Board Member

/s/ Gordon J. Davis Gordon J. Davis	Board Member
/s/ Isabel P. Dunst Isabel P. Dunst	Board Member
/s/ Whitney I. Gerard Whitney I. Gerard	Board Member
/s/ Nathan Leventhal Nathan Leventhal	Board Member
/s/ Robin A. Melvin Robin A. Melvin	Board Member
/s/ Roslyn M. Watson Roslyn M. Watson	Board Member
/s/ Benaree Pratt Wiley Benaree Pratt Wiley	Board Member

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On February 27, 2014 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Ana E. McGrane-Mungo Ana E McGrane-Mungo Notary Public

EXHIBIT A

CitizensSelect Funds:

-CitizensSelect Prime Money Market Fund

-CitizensSelect Treasury Money Market Fund

Dreyfus Cash Management

Dreyfus Government Cash Management Funds:

-Dreyfus Government Cash Management

-Dreyfus Government Prime Cash Management

Dreyfus Institutional Cash Advantage Funds:

            -Dreyfus Institutional Cash Advantage Fund

Dreyfus Institutional Preferred Money Market Funds:

-Dreyfus Institutional Preferred Money Market Fund

-Dreyfus Institutional Preferred Plus Money Market Fund

Dreyfus Institutional Reserves Funds:

-Dreyfus Institutional Reserves Money Fund

-Dreyfus Institutional Reserves Treasury Fund

-Dreyfus Institutional Reserves Treasury Prime Fund

Dreyfus Investment Grade Funds, Inc.:

-Dreyfus Inflation-Adjusted Securities Fund

-Dreyfus Intermediate Term Income Fund

-Dreyfus Short-Term Income Fund

- Dreyfus Investment Portfolios:

-Core Value Portfolio

-Midcap Stock Portfolio

-Small Cap Stock Index Portfolio

-Technology Growth Portfolio

Dreyfus Liquid Assets, Inc.

Dreyfus Municipal Cash Management Plus

Dreyfus New York Municipal Cash Management

Dreyfus Opportunity Funds

--Dreyfus Natural Resources Fund

Dreyfus Premier Short-Intermediate Municipal Bond Fund

-Dreyfus Short-Intermediate Municipal Bond Fund

Dreyfus Short Duration Fund

Dreyfus Tax Exempt Cash Management Funds:

-Dreyfus Tax Exempt Cash Management

-Dreyfus California AMT-Free Municipal Cash Management

-Dreyfus New York Municipal Cash Management

Dreyfus Treasury & Agency Cash Management

Dreyfus Treasury Prime Cash Management

Dreyfus Worldwide Dollar Money Market Fund, Inc.

The Dreyfus Fund Incorporated

The Dreyfus Socially Responsible Growth Fund, Inc.

The Dreyfus Third Century Fund, Inc.